Exhibit 99.1

Advanced Cell Technology Appoints Paul K. Wotton, Ph.D,

President and Chief Executive Officer

Industry Veteran to Lead Company’s Growth and Clinical Expansion

MARLBOROUGH, Mass. — June 24, 2014 – Advanced Cell Technology, Inc. (“ACT”; OTCBB: ACTC), a leader in the field of regenerative medicine, today announced the appointment of Paul Wotton, Ph.D., to the position of President and Chief Executive Officer. Dr. Wotton is a highly regarded veteran of the biopharmaceutical industry and has a track record of leading companies to clinical, financial and commercial success. Dr. Wotton joins ACT from Antares Pharma Inc. (NASDAQ: ATRS), where he served as President and CEO since October, 2008.

“We are very pleased to attract an executive of Paul’s caliber. His experience in leading Antares from a biopharmaceutical company in early-stage clinical development to a commercial enterprise approaching profitability should prove invaluable as ACT moves its scientific platform through the clinic and focuses on commercial and partnership opportunities,” said Michael Heffernan, Chairman of the Board of Directors of ACT. “With the vast majority of the legacy issues now behind the company, Paul is joining at an exciting time as we move our RPE program for the treatment of SMD/AMD into Phase 2 development. I would also like to thank the management team, led by Interim President Ted Myles, for their excellent leadership through this transition period.”

Prior to joining Antares, Dr. Wotton was the CEO of Topigen Pharmaceuticals and prior to Topigen, he was the Global Head of Business Development of SkyePharma PLC. Earlier in his career he held senior level positions at Eurand International BV, Penwest Pharmaceuticals, Abbott Laboratories and Merck, Sharp and Dohme. Dr. Wotton received his Ph.D. in pharmaceutical sciences from the University of Nottingham. Dr. Wotton is also past Chairman of the Emerging Companies Advisory Board of BIOTEC Canada.

“I am delighted to join ACT at this pivotal time in its growth. The company is now ready to pursue its Phase II clinical trials for AMD and SMD, Phase I for MMD and to advance the novel programs in its pre-clinical pipeline,” commented Dr. Wotton. “Cell based therapies are an exciting opportunity and ACT is at the forefront of these developments. I believe we have an incredible opportunity to bring these novel therapies to patients in need and I am very pleased to be part of this initiative.”

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About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., (ACT) is a Marlborough, Mass.-based biotechnology company focused on the development and commercialization of human embryonic stem cell (hESC) and adult stem cell technology. The company’s most advanced products are in clinical trials for the treatment of dry age-related macular degeneration, Stargardt’s macular degeneration and myopic macular degeneration. ACT’s preclinical programs involve cell therapies for the treatment of other ocular disorders and for diseases outside the field of ophthalmology, including autoimmune, inflammatory and wound healing-related disorders. The company’s intellectual property portfolio includes pluripotent stem cell platforms – hESC and induced pluripotent stem cell (iPSC) – and other cell therapy research programs. For more information, visit www.advancedcell.com

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the Company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the Company’s periodic reports, including our report on Form 10-K for the year ended December 31, 2013 and our report on Form 10-Q for the three months ended March 31, 2014. Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials or other development programs will be successful.

Contact:

Investors:

CEOcast, Inc., Bob Woods, 212-732-4300

Press:

Russo Partners, David Schull, 858-717-2310

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